Exhibit 10.11

Regus	ONEStep Renewal

    Work without boundaries

Date

August 7, 2008

     Company Name: China Clean & Renewable Energy Ltd.

Location: HONG KONG, Shui On Plaza, Wancha

Dear Allen:

It has been our pleasure to have you as a Regus Customer.  Since your renewal period is quickly approaching, we wanted to be proactive in reaching out to you with several options to extend your agreement.  These options were created based on our understanding of your requirements along with current availability.  It is also important to point out that you can achieve additional savings by extending the term of the agreement.

Office Number	12 Months Option A	6 Months Option B	3 Months Option C
86	14,550.00	14,800.00	15,078.00	until 11/30/08

Total Monthly HKD	14,550.00	14,800.00	15,078.00

Comments:

Monthly service fee = Internet Connection/line = HK $890.  Telecom Package/line = HK $750.  Beverage Services/person = HK 250.  One Time fee = Exit VO & Clean up Fee = 3 months x Virtual Office = HK $1,700/month = Clean up fee HK $500/workstation.

Note:  Kindly note that since your existing contract had already terminated, office 286 is available for sell from 1 Sep-08 and is served on a FIRST COME FIRST SERVE basis.

Option A:  I agree

________

Your greatest savings are always on the longest term

Option B:  I agree

________

Option C:  I agree

      X____

I do not wish to renew

________

If no response is received by 12-Aug-08, your agreement(s) will terminate at the end of your current term.

Your renewal will comments on 01-Sep-08.  For your convenience, we have attached our complete terms.  Additional services that you may require can be selected at any time and are listed in our services pricing guide and your retainer will be increased to reflect twice your monthly fee.

Thank you for your continued support.  We very much value your business.

Regards,

Eva Lee

General Manager – Regus Shui On Centre

(852) 2824 8622 / eva.lee@regus.com

Authorized Signer

/s/ Allen Tat Yan Huie

China Clean & Renewable Energy, Ltd.

Signature

Customer Name

President

August 8, 2008

Title

Date